Exhibit 10.7

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) to the Employment Agreement by and between Patterson-UTI Drilling Company LLC, a Texas limited liability company (the “Company”), and James M. Holcomb (“Executive”), dated January 16, 2017 (the “Employment Agreement”), is hereby entered into by the Company, Patterson-UTI Energy, Inc., a Delaware corporation (“Parent”), and Executive, effective as of April 9, 2021 (the “Amendment Effective Date”).

WHEREAS, the Company, Parent and Executive desire to amend the Employment Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, effective as of the Amendment Effective Date, the Employment Agreement is hereby amended as follows:

1.Sections 6(b)(iv) and (v) are hereby amended and restated in their entirety to read as follows:

“(iv)

Parent will cause all unvested time-based equity, phantom equity and long-term cash incentive awards, previously granted by Parent to Executive, to fully vest on the 60th day following Executive’s date of termination;

(v)

Parent will cause all unvested performance-based equity, phantom equity and long-term cash incentive awards, previously granted by Parent to Executive, to continue in effect through the end of the applicable performance period and vest based on actual results, as if Executive had remained employed through the end of the applicable performance period; and”

2.Sections 7(a)(v) and (vi) are hereby amended and restated in their entirety to read as follows:

“(v)

Parent will cause all unvested time-based equity, phantom equity and long-term cash incentive awards, previously granted by Parent to Executive, to fully vest on the 60th day following Executive’s date of termination;

(vi)

Parent will cause all unvested performance-based equity, phantom equity and long-term cash incentive awards, previously granted by Parent to Executive, to fully vest on the 60th day following Executive’s date of termination based on the target level of performance under such awards; and”

3.Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect and is specifically ratified and reaffirmed.

104187277.2

4.This Amendment shall be governed and construed under and interpreted in accordance with the laws of the State of Texas without giving effect to the doctrine of conflict of laws.

5.This Amendment may be executed in any number of counterparts, including by electronic mail or facsimile, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party, but together signed by both parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be entered into as of the Amendment Effective Date.

PATTERSON-UTI DRILLING COMPANY LLC

By:/s/ C. Andrew Smith

Name:C. Andrew Smith

Title:	Executive Vice President and Chief Financial Officer

PATTERSON-UTI ENERGY, INC.

By:/s/ C. Andrew Smith

Name:C. Andrew Smith

Title:	Executive Vice President and Chief Financial Officer

EXECUTIVE

/s/ James M. Holcomb

James M. Holcomb

Signature Page to

First Amendment to

Employment Agreement